Exhibit 11.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Offering Statement on Form 1-A of our reports dated November 27, 2019, relating to the financial statements of Blum-Desert Inn (a division of MediFarm LLC) and MediFarm I LLC, appearing in the Offering Circular, which is a part of such Offering Statement, and to the reference to us under the heading “Experts” in such Offering Circular.

/s/ K.K. Mehta CPA Associates PLLC
www.kkmehtacpa.com
Garden City, New York
March 11, 2020